FITZGERALD SANDERS, LLC

                          Certified Public Accountants
                       975 East Wood Oak Lane, Suite 200
                           Salt Lake City, Utah 84117
                              Phone (801) 263-7990
                               Fax (801) 263-7838


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Form SB-2 of our report dated August 17, 2000, on our review of the financial statements of Commercial Concepts, Inc. for the three months ended May 31, 2000 and 1999.

Fitzgerald Sanders, LLC


/s/ Fitzgerald Sanders, LLC

Salt Lake City, Utah
September 7, 2000